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                             BELL, BOYD & LLOYD LLC
                           Three First National Plaza
                       70 West Madison Street, Suite 3300
                          Chicago, Illinois 60602-4207
                                 312  372-1121
                               Fax  312  372-2098



                                 March 25, 2002


     As counsel for Nuveen Insured Dividend Advantage Municipal Fund (the "Registrant"), we consent to the incorporation by reference of our opinion, filed with pre-effective amendment no. 2 to the Registrant's registration statement on Form N-2 (File Nos. 333-59770 and 811-09475) on February 20, 2002.

     In giving this consent we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                Very truly yours,

                                /s/ Bell, Boyd & Lloyd LLC